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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the Registration Statements on Form S-3 File Nos. 333-155742, 333-107063, 333-121630 and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-108193, 333-120585 and 333-00584 of our report dated February 27, 2009, relating to the consolidated financial statements and consolidated financial statement schedules of The Macerich Company, the consolidated financial statements and consolidated financial statement schedules of Pacific Premier Retail Trust and the effectiveness of The Macerich Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Macerich Company for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
February 27, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM